SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Soliciting Material Under Rule 14a-12
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials

U.S. Concrete, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (“Amendment No. 1”) is being filed to amend U.S. Concrete, Inc.’s definitive proxy statement for its 2012 annual meeting of stockholders (“Proxy Statement”), which was filed with the Securities and Exchange Commission on March 28, 2012, in order to correct the statement on page 34 under “Post-Employment Arrangements for Our Executive Officers – Lewis Resignation” regarding the resignation of James C. Lewis, Senior Vice President and Chief Financial Officer of U.S. Concrete, Inc.  The disclosure under “Post-Employment Arrangements for Our Executive Officers – Lewis Resignation” is no longer accurate.  On March 27, 2012, James C. Lewis, Senior Vice President and Chief Financial Officer of U.S. Concrete, Inc. (the “Company”), informed the Company that he will be resigning his position, for personal reasons, effective April 26, 2012. As a result of this resignation, Mr. Lewis will not be eligible to receive severance payments pursuant to Section 1.2(a)(ii) of his Executive Severance Agreement, dated October 1, 2010.

This Amendment No. 1 to Schedule 14A amends only the item of the Proxy Statement as specified above and amends that item solely to reflect the changes described above.  There are no other changes to the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on May 7, 2012:

This Amendment No. 1, the Proxy Statement, a sample of the form of proxy card sent or given to stockholders by U.S. Concrete, Inc., and the 2010 Annual Report to Stockholders
are available at http://www.proxyvote.com